EXHIBIT 32

                               TVC TELECOM INCORPORATED

               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002

In connection with the TVC Telecom Incorporated (the "Company") Annual Report on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harley L. Rollins, Chief Executive Offer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: April 13, 2004                        By:   /s/ HARLEY L. ROLLINS
                                                  ---------------------------
                                                   Harley L. Rollins
                                                   Chief Executive Officer and
                                                   Chief Financial Officer